Exhibit 99.1

Kandi Technologies Reports First Quarter 2017 Financial Results

JINHUA, CHINA-- (May 10, 2017) - Kandi Technologies Group, Inc. (the “Company,” “we” or “Kandi”) (NASDAQ GS: KNDI), today announced its financial results for the first quarter of 2017.

First Quarter Highlights

●	Total revenues were $4.3 million for the first quarter of 2017, a decrease of 91.6% from total revenues of $50.7 million for the same period in 2016.

●	Electric Vehicle (“EV”) parts sales decreased by 94.2% to $2.7 million for the first quarter of 2017, compared with EV parts sales of $46.2 million for the same period in 2016.

●	Off-road vehicles revenues increased by 130.0% to $1.6 million for the first quarter of 2017, compared with off-road vehicle sales of $0.7 million for the same period in 2016.

●	GAAP net loss for the first quarter of 2017 was $24.2 million, or a loss of $0.51 per fully diluted share, which was largely due to $20.8 million for research & development, compared with GAAP net income of $0.1 million, or $0.00 in income per fully diluted share for the same period in 2016.

●	Non-GAAP adjusted net loss[1], which excludes stock award expenses, was $21.7 million in the first quarter of 2017, compared with non-GAAP net income of $3.7 million for the same period in 2016. Non-GAAP adjusted loss per share[1] was approximately $0.45 per fully diluted share for the first quarter of 2017, compared with Non-GAAP adjusted earnings per share[1] of $0.07 per fully diluted share for the same period in 2016;

●	Working capital surplus was $65.3 million as of March 31, 2017. Cash, cash equivalents and restricted cash totaled $16.3 million as of March 31, 2017.

Mr. Hu Xiaoming, Chairman and Chief Executive Officer of Kandi, commented, “Due to extended delays in receiving government subsidy payments, as well as the government’s recent revisions regarding the new technical standards to the MIIT directory of recommended new energy vehicle models, or the Directory, that required re-submission of applications of new energy vehicles to be included in the Directory, the JV Company was not able to have normal production in the first quarter. By April 4 of this year, all of the JV Company’s five Geely Global Hawk EV models (SMA7000BEV05 (Kandi Model K12), SMA7000BEV06 (Kandi Model K10D), SMA7000BEV07 (Kandi Model K12A), SMA7001BEV25 (Kandi Model K17), and JL7001BEV18 (Kandi Model K11)) received MIIT approval and are included in the updated Directory.”

1 Non-GAAP measures, including Non-GAAP net income and Non-GAAP EPS are defined as the financial measures excluding the change of fair value of financial derivatives and the effects of stock award expenses. We supply non-GAAP information because we believe it allows our investors to obtain a clearer understanding of our operations. Any non-GAAP measure should not be considered as a substitute for, and should only be read in conjunction with, measures of financial performance prepared in accordance with GAAP.

“The significant drop in overall sales this quarter was a direct result of reduced EV product sales by the JV Company. However, now that we have begun receiving subsidy payments from the Chinese government and capital support from the supply chain finance program of the National Economic and Technological Development Zone of Rugao City, our normal production activities have resumed. We believe that we will regain our sales momentum and competitive edge in the second half of this year and consequently will achieve improved business operations.”

“Additionally, we have made significant progress towards the JV Company’s receiving EV manufacturing license approval. Our application was accepted by the National Development and Reform Commission, or the Commission on March 20, 2017, and from April 13, 2017 to April 15, 2017, the project evaluation and assessment team of experts made an on-site visit to conduct a comprehensive inspection and evaluation of the JV Company’s research and development, trial production, and manufacturing capabilities. The JV Company received top marks from the evaluation and assessment team’s experts. Pursuant to the application process, the evaluation and assessment team submitted its appraisal report to the Commission on May 4, 2017, and we expect we will receive feedback from the Commission in the near future. Lastly, we note that we are honored to welcome one of most influential experts in China’s EV industry, Mr. Yi Lin, to be our independent board member. Mr. Lin has many years of experience in manufacturing, research and development, and management in the renewable energy automotive industry. He is a valuable asset to the Company and we believe that his involvement will improve the quality of our board and provide the professional guidance we need to maximize Kandi’s potential. The efforts we have made this year will lay a solid foundation for the growth of our business and towards gaining our leading market position,” Mr. Hu concluded.

Net Revenues and Gross Profit

	1Q17	1Q16	Y-o-Y%
Net Revenues (US$mln)	$4.3	$50.7	-91.6%
Gross Profit (US$mln)	$0.7	$6.7	-90.1%
Gross Margin	15.6%	13.3%	-

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Net revenues for the first quarter decreased by 91.6% compared to the same period last year. The decrease in net revenues was mainly due to a significant reduction in EV parts sales during this quarter. The selling prices of our products for the three months ended March 31, 2017 decreased slightly on average from the same period last year. The decrease in revenue was primarily due to the decrease in sales volume.

Operating Income (Loss)

	1Q17	1Q16	Y-o-Y%
Operating Expenses (US$mln)	$29.4	$8.3	255.4%
Operating (Loss) (US$mln)	$(28.8)	$(1.6)	-
Operating Margin	-673.3%	-3.1%	-
Operating Income (Loss) (US$mln) (Non-GAAP)	$(26.3)	$5.3	-596.2%

Total operating expenses in the first quarter were $29.4 million, compared with $8.3 million in the same quarter of 2016. The increase in total operating expenses was due to increased research and development expenses relating to the development of a new EV model in an effort to prepare the Company for business growth in the coming years. Research and development expenses were $20.8 million in this quarter, compared with $0.2 million in the same quarter last year.

GAAP Net Income

	1Q17	1Q16	Y-o-Y%
Net Income (Loss) (US$mln)	$(24.2)	$0.1	-27416.7%
Earnings per Weighted Average Common Share	$(0.51)	$0.00	-
Earnings per Weighted Average Diluted Share	$(0.51)	$0.00	-
Stock Award Expenses	$(2.5)	$6.9	-63.77%
Change in the Fair Value of Financial Derivatives	-	$(3.3)	-
Non-GAAP Net Income (Loss) from Continuing Operations	$(21.7)	$3.7	-687.4%

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Net loss was $24.2 million in the first quarter, compared with net income of $0.1 million in the same quarter of 2016. The negative change was primarily attributable to significantly decreased sales and gross profits, JV Company losses, and significantly increased research and development expenses of approximately $21 million.

Non-GAAP net loss was $21.7 million, a 687.4% decrease in the first quarter of 2017 compared to Non-GAAP net income of $3.7 million in the same quarter of 2016. The decrease was primarily attributable to decreased revenues and gross profits, the JV Company’s net losses, and significantly increased research and development expenses undertaken to prepare the Company for future business growth.

JV Company Financial Results

As a result of revisions to the MIIT directory of recommended new energy vehicle models and because of the PRC government’s new subsidy policies, effective as of January 1, 2017, as well as extended delays in subsidy payments for EVs manufactured in previous years resulting from the PRC government’s industry-wide subsidy review in 2016, the JV Company had no EV product sales in the first quarter of 2017. The JV Company had no EV product sales in the same quarter of 2016. This quarter, total revenue was $1.3 million, an increase of $1.8 million over the same quarter of 2016.

The condensed financial income statements of the JV Company in the first quarter are as set forth below:

	1Q17	1Q16	Y-o-Y%
Net Revenues (Loss) (US$mln)	$1.3	$(0.5)	360.0%
Gross (Loss) (US$mln)	$(0.3)	$(1.1)	-
Gross Margin	-	-	-
Net loss	$(10.6)	$(8.1)	-30.9%
% of Net revenue	-	-	-

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Kandi’s investments in the JV Company are accounted for under the equity method of accounting, because Kandi has a 50% ownership interest in the JV Company. As a result, Kandi recorded 50% of the JV Company’s loss for a total loss of $5.3 million for this quarter. After eliminating intra-entity profits and losses, Kandi’s share of the JV Company’s after-tax loss was $5.2 million for the first quarter of 2017.

First Quarter 2017 Conference Call Details

The Company has scheduled a conference call and live webcast to discuss its financial results at 8:00 A.M. Eastern Time (8:00 P.M. Beijing Time) on May 10, 2017. Mr. Hu Xiaoming, Chief Executive Officer of the Company, and Mr. Mei Bing, Chief Financial Officer of the Company, will deliver prepared remarks to be followed by a question and answer session.

Dial-in details for the conference call are as follows:

●	Toll-free dial-in number: +1-877-407-3982
●	International dial-in number: + 1-201-493-6780
●	Webcast and replay: http://public.viavid.com/index.php?id=124320

A live audio webcast of the call can also be accessed by visiting Kandi’s Investor Relations page on the Company’s website at http://www.kandivehicle.com. An archive of the webcast will be available on the Company’s website following the live call.

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About Kandi Technologies Group, Inc.

Kandi Technologies Group, Inc. (KNDI), headquartered in Jinhua, Zhejiang Province, is engaged in the research and development, manufacturing and sales of various vehicle products. Kandi has established itself as one of China’s leading manufacturers of pure electric vehicle (“EV”) products (through its joint venture), EV parts and off-road vehicles. More information can be viewed at the Company’s corporate website at http://www.kandivehicle.com. The Company routinely posts important information on its website.

Safe Harbor Statement

This press release contains certain statements that may include “forward-looking statements.” All statements other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on the SEC’s website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Follow us on Twitter: @ Kandi_Group

Company Contact:

Ms. Kewa Luo

Kandi Technologies Group, Inc.

Phone: 1-212-551-3610

Email: IR@kandigroup.com

- Tables Below -

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KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET

(UNAUDITED)

	March 31, 2017	December 31, 2016

CURRENT ASSETS
Cash and cash equivalents	$2,044,025	$12,235,921
Restricted cash	14,222,418	12,957,377
Short term investments	82,371	4,463,097
Accounts receivable	34,053,585	32,394,613
Inventories (net of provision for slow moving inventory of $464,950 and $415,797 as of March 31, 2017 and December 31, 2016, respectively	14,742,642	11,914,110
Notes receivable from JV Company and related party	1,329,481	400,239
Other receivables	576,867	66,064
Prepayments and prepaid expense	4,011,087	4,317,855
Due from employees	46,207	4,863
Advances to suppliers	16,958,367	38,250,818
Amount due from JV Company, net	130,463,405	136,536,159
Amount due from related party	10,568,992	10,484,816
Deferred taxes assets	581,806	-
Total Current assets	229,681,253	264,025,932

LONG-TERM ASSETS
Property, plants and equipment, net	14,277,542	15,194,442
Land use rights, net	11,790,750	11,775,720
Construction in progress	36,779,576	27,054,181
Deferred tax assets	3,196,909	0
Long term investments	1,378,704	1,367,723
Investment in JV Company	72,914,887	77,453,014
Goodwill	322,591	322,591
Intangible assets	392,687	413,211
Advances to suppliers	31,751,164	33,819,419
Other long term assets	8,045,747	8,271,952
Total Long-Term Assets	180,850,557	175,672,253

TOTAL ASSETS	$410,531,810	$439,698,185

CURRENT LIABILITIES
Accounts payable	$106,672,979	$115,870,051
Other payables and accrued expenses	4,338,481	4,835,952
Short-term loans	32,508,385	34,265,065
Customer deposits	169,177	41,671
Notes payable	18,761,779	14,797,325
Income tax payable	607,699	1,364,235
Due to employees	16,014	21,214
Deferred tax liabilities	-	118,643
Deferred income	1,349,098	6,363,751
Total Current Liabilities	164,423,612	177,677,907

LONG-TERM LIABILITIES
Long term bank loans	29,025,343	28,794,172
Deferred tax liabilities	-	878,639
Total Long-Term Liabilities	29,025,343	29,672,811

TOTAL LIABILITIES	193,448,955	207,350,718

Loss contingency-litigation	4,620,488	0
STOCKHOLDER'S EQUITY
Common stock, $0.001 par value; 100,000,000 shares authorized; 47,772,138 and 47,699,638 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	47,772	47,700
Additional paid-in capital	230,387,924	227,911,477
Retained earnings (restricted portions were $4,217,753 and $4,219,808 at March 31, 2017 and December 31, 2016, respectively)	391,728	24,545,163
Accumulated other comprehensive income (loss)	(18,365,057)	(20,156,873)
TOTAL STOCKHOLDERS' EQUITY	212,462,367	232,347,467

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$410,531,810	$439,698,185

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KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND
COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	Three Months Ended
	March 31, 2017	March 31, 2016

REVENUES FROM UNRELATED PARTIES, NET	2,962,931	33,974,416
REVENUES FROM THE JV COMPANY AND RELATED PARTIES, NET	1,311,642	16,683,477

REVENUES, NET	4,274,573	50,657,893

COST OF GOODS SOLD	3,607,241	43,939,795

GROSS PROFIT	667,332	6,718,098

OPERATING EXPENSES:
Research and development	20,769,732	205,968
Selling and marketing	358,309	46,335
General and administrative	8,319,294	8,032,882
Total Operating Expenses	29,447,335	8,285,185

(LOSS) FROM OPERATIONS	(28,780,003)	(1,567,087)

OTHER INCOME (EXPENSE):
Interest income	530,642	780,181
Interest expense	(614,453)	(442,079)
Change in fair value of financial instruments	0	3,286,340
Government grants	5,067,474	194,473
Share of loss after tax of JV	(5,161,713)	(4,822,470)
Other income (expense), net	28,621	22,387
Total other expense, net	(149,429)	(981,168)

(LOSS) BEFORE INCOME TAXES	(28,929,432)	(2,548,255)

INCOME TAX BENEFIT	4,775,997	2,636,675

NET (LOSS) INCOME	(24,153,435)	88,420

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation	1,791,816	1,524,639

COMPREHENSIVE (LOSS) INCOME	$(22,361,619)	$1,613,059

WEIGHTED AVERAGE SHARES OUTSTANDING BASIC	47,732,388	47,009,834
WEIGHTED AVERAGE SHARES OUTSTANDING DILUTED	47,732,388	47,027,744

NET (LOSS) INCOME PER SHARE, BASIC	$(0.51)	$0.00
NET (LOSS) INCOME PER SHARE, DILUTED	$(0.51)	$0.00

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KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three months Ended
	March 31, 2017	March 31, 2016

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$(24,153,435)	$88,420
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	1,162,795	1,223,243
Asset impairments	45,831	0
Deferred taxes	(4,775,997)	(4,397,828)
Change in fair value of financial instruments	0	(3,286,340)
Share of loss after tax of the JV Company	5,161,713	4,822,470
Stock compensation costs	2,476,519	6,887,892

Changes in operating assets and liabilities, net of effects of acquisitions:
(Increase) Decrease in:
Accounts receivable	(1,399,372)	(42,638,900)
Notes receivable from the JV Company and related parties	3,704,957	0
Inventories	(2,779,644)	(7,815,491)
Other receivables and other assets	(210,503)	(144,118)
Due from employees	(46,692)	(67,798)
Advances to suppliers and prepayments and prepaid expenses	21,948,470	(441,602)
Advances to suppliers-Long term	(5,682,460)	0
Amounts due from the JV Company	(15,542,072)	(47,249,577)
Due from related parties	(300,000)	34,781,767

Increase (Decrease) In:
Accounts payable	9,986,016	59,895,019
Other payables and accrued liabilities	(297,408)	(7,875,311)
Notes payable	(1,855,353)	0
Customer deposits	127,216	54,289
Income tax payable	(789,661)	1,165,635
Deferred income	(5,067,474)	0
Loss contingency-litigation	4,622,066	0
Net cash used in operating activities	$(13,664,488)	$(4,998,230)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of plants and equipment, net	(23,492)	(29,696)
Disposal of land use rights and other intangible assets	0	13,767
Purchases of construction in progress	(1,488,409)	(28,140)
Repayment of notes receivable	-	2,724,443
Short term investments	4,418,065	(1,455,727)
Net cash provided by investing activities	$2,906,164	$1,224,647

CASH FLOWS FROM FINANCING ACTIVITIES:
Restricted cash	(1,161,410)	0
Proceeds from short-term bank loans	3,629,407	-
Repayments of short-term bank loans	(5,661,875)	0
Proceeds from notes payable	3,669,853	-
Warrant exercises	-	434,666
Net cash provided by financing activities	$475,975	$434,666

NET INCREASE IN CASH AND CASH EQUIVALENTS	(10,282,349)	(3,338,917)
Effect of exchange rate changes on cash	90,453	48,024
Cash and cash equivalents at beginning of year	12,235,921	16,738,559

CASH AND CASH EQUIVALENTS AT END OF PERIOD	2,044,025	13,447,666

SUPPLEMENTARY CASH FLOW INFORMATION
Income taxes paid	786,172	595,518
Interest paid	386,973	445,176

SUPPLEMENTAL NON-CASH DISCLOSURES:
Prepayments transferred to construction in progress	8,023,030	0
Accounts payable transferred to construction in progress	980,292	0
Settlement of accounts due from the JV Company and related parties with notes receivable	22,713,442	31,350,559
Settlement of accounts receivables with notes receivable from unrelated parties	-	10,413,273
Assignment of notes receivable to suppliers to settle accounts payable	18,082,140	40,855,454
Settlement of accounts payable with notes payables	2,032,468	2,063,766

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